UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2005 (April 5, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2005, i2 Telecom International, Inc., a Washington corporation (the “Company”), appointed James Rose to serve as the Company’s Chief Technology Officer. In connection with Mr. Rose’s appointment, the Company and Mr. Rose entered into an Employment Agreement effective as of April 6, 2005 (the “Employment Agreement”), pursuant to which Mr. Rose has agreed to serve as the Company’s Chief Technology Officer for a two-year term. The Employment Agreement provides for: (i) a term which may be extended by the Company for one or more years; (ii) payment of a bonus and issuance of stock options to Mr. Rose at the discretion of the Company’s Board of Directors; (iii) a prohibition against Mr. Rose’s disclosure of confidential information for a period of two years following termination of his employment with the Company; and (iv) continuation of Mr. Rose’s salary and benefits for the term of the Employment Agreement if his employment is terminated by the Company without cause. Mr. Rose’s current salary under the Employment Agreement is $150,000 per year, which salary will increase to $180,000 per year at such time the Company achieves positive cash flow. From October 2004 through March 3, 2005, Mr. Rose served as a technology consultant to the Company. From March 4, 2005 through April 4, 2005, Mr. Rose was an employee of the Company.

Item 3.02 Unregistered Sale of Equity Securities

Pursuant to the Employment Agreement, on April 6, 2005 the Company issued to Mr. Rose an option to purchase 600,000 shares of the Company’s common stock at an exercise price of $0.80 per share. The option was issued pursuant to the Company’s 2004 Stock Incentive Plan. The option is exercisable for a period of three years and vests as follows: (i) 100,000 of the underlying shares vest on the date of grant; (ii) 125,000 of the underlying shares vest on April 6, 2006; (iii) 125,000 of the underlying shares vest on April 6, 2007; and (iv) 250,000 of the underlying shares vest at such time the Company achieves certain sales benchmarks. The option was issued to Mr. Rose in connection with his appointment as the Company’s Chief Technology Officer. The option issued to Mr. Rose was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations Mr. Rose made to the Company regarding his investment intent and sophistication, among other things.

Item 9.01 Financial Statements and Exhibits.

(a)– (b) Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c)	Exhibits.

99.1	Employment Agreement dated as of April 6, 2005, between the Company and James Rose. Represents an executive compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ David C. Burns
David C. Burns
Chief Financial Officer

Dated: April 11, 2005

EXHIBIT INDEX

99.1	Employment Agreement dated as of April 6, 2005, between the Company and James Rose. Represents an executive compensatory plan or arrangement.